Exhibit 10.2
REVOLVING TERM NOTE
September 28, 2006

$5,000,000.00	Cleveland, Ohio
          For value received, the undersigned John D. Oil & Gas Company, a Maryland corporation, with an address of 8500 Station Street, Suite 345, Mentor, Ohio 44060 and Richard M. Osborne, an individual, with an address of 8500 Station Street, Suite 113, Mentor, Ohio 44060 (collectively, the “Borrower”), jointly and severally, promise to pay to the order of Charter One Bank, N.A., a national banking association with an address of 1215 Superior Avenue, Cleveland, Ohio 44114 (together with its successors and assigns, the “Bank”), the principal amount of Five Million Dollars and Zero Cents ($5,000,000.00), or, if less, such amount as may be the aggregate unpaid principal amount of all loans or advances made by the Bank to the Borrower pursuant hereto, on or before September 28, 2007 (the “Maturity Date”), together with interest from the date hereof on the unpaid principal balance from time to time outstanding until paid in full. The aggregate principal balance outstanding shall bear interest thereon at a per annum rate equal to One and Three-Quarters Percent (1.75%) above the LIBOR Rate (as hereinafter defined) for any Interest Period (as hereinafter defined). All accrued and unpaid interest shall be payable monthly in arrears on the ______ day of each month following the end of an Interest Period.
          Interest Period means initially, the period commencing on the date of this Note (the “Start Date”) and ending on the numerically corresponding date one month later, and thereafter each one month period ending on the day of such month that numerically corresponds to the Start Date. If an Interest Period is to end in a month for which there is no day which numerically corresponds to the Start Date, the Interest Period will end on the last day of such month.
          LIBOR Rate means relative to any Interest Period, the offered rate for delivery in two London Banking Days (as hereinafter defined) of deposits of U.S. Dollars which the British Bankers’ Association fixes as its LIBOR rate as of 11:00 a.m. London time on the day on which the Interest Period commences, and for a period approximately equal to such Interest Period. If the first day of any Interest Period is not a day which is both a (i) Business Day (as hereinafter defined), and (ii) a day on which US dollar deposits are transacted in the London interbank market (a “London Banking Day”), the LIBOR Rate shall be determined in reference to the next preceding day which is both a Business Day and a London Banking Day. If for any reason the LIBOR Rate is unavailable and/or the Bank is unable to determine the LIBOR Rate for any Interest Period, the LIBOR Rate shall be deemed to be equal to the Bank’s Prime rate. “Business Day” means any day which is neither a Saturday of Sunday nor a legal holiday on which commercial banks are authorized or required to be closed.
          Principal and interest shall be payable at the Bank’s main office or at such other place as the Bank may designate in writing in immediately available funds in lawful money of the United States of America without set-off, deduction or counterclaim. Interest shall be calculated on the basis of actual number of days elapsed in a 360-day year.
          This Note is a revolving note and, subject to the foregoing and in accordance with the provisions hereof and of any and all other agreements between the Borrower and the Bank related hereto, the Borrower may, at its option, borrow, pay, prepay and reborrow hereunder at any time prior to the Maturity Date or such earlier date as the obligations of the Borrower to the Bank under this Note, and any other agreements between the Bank and the Borrower related hereto, shall become due and payable, or the obligation of the Bank to extend financial accommodations to the Borrower shall terminate; provided, however, that in any event the principal balance outstanding hereunder shall at no time exceed the face amount of this Note. This Note shall continue in full force and effect until all obligations and liabilities evidenced by this Note are paid in full and the Bank is no longer obligated to extend financial accommodations to the Borrower, even if, from time to time, there are no amounts outstanding respecting this Note.

          At the option of the Bank, this Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events of default (each, an “Event of Default”): (1) default of any liability, obligation, covenant or undertaking of the Borrower, any endorser hereof to the Bank, hereunder or otherwise, including, without limitation, failure to pay in full and when due any installment of principal or interest or default of the Borrower, any endorser hereof under any other loan document delivered by the Borrower, any endorser, or in connection with the loan evidenced by this Note or any other agreement by the Borrower, any endorser with the Bank; (2) default of any material liability, obligation or undertaking of the Borrower, any endorser hereof to any other party; (3) if any statement, representation or warranty heretofore, now or hereafter made by the Borrower, any endorser or any guarantor hereof in connection with the loan evidenced by this Note or in any supporting financial statement of the Borrower, any endorser hereof shall be determined by the Bank to have been false or misleading in any material respect when made; (4) if the Borrower, any endorser hereof is a corporation, trust, partnership or limited liability company, the liquidation, termination or dissolution of any such organization, or the merger or consolidation of such organization into another entity, or its ceasing to carry on actively its present business or the appointment of a receiver for its property; (5) the death of the Borrower, any endorser hereof and, if the Borrower, any endorser or any guarantor hereof is a partnership or limited liability company, the death of any partner or member; (6) the institution by or against the Borrower, any endorser hereof of any proceedings under the Bankruptcy Code 11 USC §101 et seq. or any other law in which the Borrower, any endorser hereof is alleged to be insolvent or unable to pay its debts as they mature, or the making by the Borrower, any endorser hereof of an assignment for the benefit of creditors or the granting by the Borrower, any endorser hereof of a trust mortgage for the benefit of creditors; (7) the service upon the Bank of a writ in which the Bank is named as trustee of the Borrower, any endorser hereof; (8) a judgment or judgments for the payment of money shall be rendered against the Borrower, any endorser hereof, and any such judgment shall remain unsatisfied and in effect for any period of thirty (30) consecutive days without a stay of execution; (09) any levy, lien (including mechanics lien) except as permitted under any of the other loan documents between the Bank and the Borrower, seizure, attachment, execution or similar process shall be issued or levied on any of the property of the Borrower, any endorser or any guarantor hereof; (10) the termination or revocation of any guaranty hereof; or (11) the occurrence of such a change in the condition or affairs (financial or otherwise) of the Borrower, any endorser hereof, or the occurrence of any other event or circumstance, such that the Bank, in its sole discretion, deems that it is insecure or that the prospects for timely or full payment or performance of any obligation of the Borrower, any endorser hereof to the Bank has been or may be impaired.
          Any payments received by the Bank on account of this Note shall, at the Bank’s option, be applied first, to accrued and unpaid interest; second, to the unpaid principal balance hereof; third to any costs, expenses or charges then owed to the Bank by the Borrower; and the balance to escrows, if any. Notwithstanding the foregoing, any payments received after the occurrence and during the continuance of an Event of Default shall be applied in such manner as the Bank may determine. The Borrower hereby authorizes the Bank to charge any deposit account which the Borrower may maintain with the Bank for any payment required hereunder without prior notice to the Borrower.
          If pursuant to the terms of this Note, the Borrower is at any time obligated to pay interest on the principal balance at a rate in excess of the maximum interest rate permitted by applicable law for the loan evidenced by this Note, the applicable interest rate shall be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder.
          The Borrower represents to the Bank that the proceeds of this Note will not be used for personal, family or household purposes or for the purpose of purchasing or carrying margin stock or margin securities within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224. This Note is a “contract of indebtedness” pursuant to §1301.21 of the Ohio Revised Code.
          The Borrower and each endorser hereof grant to the Bank a continuing lien on and security interest in any and all deposits or other sums at any time credited by or due from the Bank or any Bank Affiliate (as hereinafter defined) to the Borrower and/or each endorser hereof and any cash, securities, instruments or other property of the Borrower and each endorser hereof in the possession of the Bank or any Bank Affiliate, whether for safekeeping or otherwise, or in transit to or from the Bank or any Bank Affiliate (regardless of the reason the Bank or Bank Affiliate had received the same or whether the Bank or Bank Affiliate has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower and/or any endorser hereof to the Bank or any Bank Affiliate and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower or any endorser hereof to the Bank or any Bank Affiliate at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Bank or any Bank Affiliate.
          No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration and all other notices of every kind in connection with the delivery, acceptance, performance or enforcement of this Note and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, and to the addition or release of any other party or person primarily or secondarily liable and waives all recourse to suretyship. To the maximum extent permitted by law, the Borrower and each endorser of this Note waive and terminate any homestead rights and/or exemptions respecting any premises under the provisions of any applicable homestead laws, including without limitation Section 2329.66 of the Ohio Revised Code.
          The Borrower and each endorser of this Note shall indemnify, defend and hold the Bank and the Bank Affiliates and their directors, officers, employees, agents and attorneys (each an “Indemnitee”) harmless against any claim brought or threatened against any Indemnitee by the Borrower, by any endorser, or by any other person (as well as from attorneys’ reasonable fees and expenses in connection therewith) on account of the Bank’s relationship with the Borrower or any endorser hereof (each of which may be defended, compromised, settled or pursued by the Bank with counsel of the Bank’s selection, but at the expense of the Borrower and any endorser), except for any claim arising out of the gross negligence or willful misconduct of the Bank.
          The Borrower and each endorser of this Note agree to pay, upon demand, costs of collection of all amounts under this Note including, without limitation, principal and interest, or in connection with the enforcement of, or realization on, any security for this Note, including, without limitation, to the extent permitted by applicable law, reasonable attorneys’ fees and expenses. Upon the occurrence and during the continuance of an Event of Default, interest shall accrue at a rate per annum equal to the aggregate of 5.0% plus the rate provided for herein. If any payment due under this Note is unpaid for 10 days or more, the Borrower shall pay, in addition to any other sums due under this Note (and without limiting the Bank’s other remedies on account thereof), a late charge equal to the greater of $35.00 or 5.0% of such unpaid amount. In addition the Borrower shall pay the Bank’s customary fee if any payment made on account of this Note is dishonored.
          This Note shall be binding upon the Borrower and each endorser hereof and upon their respective heirs, successors, assigns and legal representatives, and shall inure to the benefit of the Bank and its successors, endorsees and assigns.
          The liabilities of the Borrower and any endorser of this Note are joint and several; provided, however, the release by the Bank of the Borrower or any one or more endorsers shall not release any other person obligated on account of this Note. Any and all present and future debts of the Borrower to any endorser of this Note are subordinated to the full payment and performance of all present and future debts and obligations of the Borrower to the Bank. Each reference in this Note to the Borrower, any endorser, and, is to such person individually and also to all such persons jointly. No person obligated on account of this Note may seek contribution from any other person also obligated, unless and until all liabilities, obligations and indebtedness to the Bank of the person from whom contribution is sought have been irrevocably satisfied in full. The release or compromise by the Bank of any collateral shall not release any person obligated on account of this Note.
          The Borrower and each endorser hereof each authorizes the Bank to complete this Note if delivered incomplete in any respect. A photographic or other reproduction of this Note may be made by the Bank, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.
          The Borrower will from time to time execute and deliver to the Bank such documents, and take or cause to be taken, all such other further action, as the Bank may request in order to effect and confirm or vest more securely in the Bank all rights contemplated by this Note or any other loan documents related thereto (including, without limitation, to correct clerical errors) or to vest more fully in or assure to the Bank the security interest in any collateral securing this Note or to comply with applicable statute or law.
          This Note is delivered to the Bank at one of its offices in Ohio and shall be governed by the laws of the State of Ohio.
          Any notices under or pursuant to this Note shall be deemed duly received and effective if delivered in hand to any officer of agent of the Borrower or Bank, or if mailed by registered or certified mail, return receipt requested, addressed to the Borrower or Bank at the address set forth in this Note or as any party may from time to time designate by written notice to the other party.
          The term “Bank Affiliate” as used in this Note shall mean any “Affiliate” of the Bank or any lender acting as a participant under any loan arrangement between the Bank and the Borrower(s). The term “Affiliate” shall mean with respect to any person, (a) any person which, directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such person, or (b) any person who is a director or officer (i) of such person, (ii) of any subsidiary of such person, or (iii) any person described in clause (a) above. For purposes of this definition, control of a person shall mean the power, direct or Indirect, (x) to vote 5% or more of the Capital Stock having ordinary voting power for the election of directors (or comparable equivalent) of such person, or (y) to direct or cause the direction of the management and policies of such person whether by contract or otherwise. Control may be by ownership, contract, or otherwise.
          The Borrower and each endorser of this Note each irrevocably submits to the nonexclusive jurisdiction of any Federal or state court sitting in Ohio, over any suit, action or proceeding arising out of or relating to this Note. Each of the Borrower and each endorser irrevocably waives, to the fullest extent It may effectively do so under applicable law, any objection it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that the same has been brought in an inconvenient forum. Each of the Borrower and each endorser hereby consents to any and all process which may be served in any such suit, action or proceeding, (i) by mailing a copy thereof by registered and certified mail, postage prepaid, return receipt requested, to the Borrower’s, endorser’s or guarantor’s address shown below or as notified to the Bank and (ii) by serving the same upon the Borrower(s), endorser(s) in any other manner otherwise permitted by law, and agrees that such service shall in every respect be deemed effective service upon the Borrower or such endorser.
          THE BORROWER, EACH ENDORSER AND THE BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AND AFTER AN OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, (A) WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS NOTE, ANY OF THE OBLIGATIONS OF THE BORROWER, EACH ENDORSER AND GUARANTOR TO THE BANK, AND ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND (B) AGREES NOT TO SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CAN NOT BE, OR HAS NOT BEEN, WAIVED. THE BORROWER, EACH ENDORSER AND GUARANTOR AND THE BANK EACH CERTIFIES THAT NEITHER THE BANK

NOR ANY OF ITS REPRESENTATIVES, AGENTS OR COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WOULD NOT IN THE EVENT OF ANY SUCH PROCEEDING SEEK TO ENFORCE THIS WAIVER OF RIGHT TO TRIAL BY JURY.
Warrant of Attorney. Each of the undersigned authorizes any attorney at law to appear in any Court of Record in the State of Ohio or in any other state or territory of the United States after the above indebtedness becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess Judgment against any one or more of the undersigned in favor of the Bank for the amount then appearing due together with costs of suit, and thereupon to waive all error and all rights of appeal and stays of execution. No such judgment or judgments against less than all of the undersigned shall be a bar to a subsequent judgment or Judgments against any one or more of the undersigned against whom judgment has not been obtained hereon; this being a joint and several warrant of attorney to confess judgment. The attorney at law authorized hereby to appear for the undersigned may be an attorney at law representing the Bank, and the undersigned hereby expressly waive any conflict of interest that may exist by virtue of such representation. The undersigned also agree that the attorney acting for the undersigned as set forth in this section may be compensated by the Bank for such services.
WARNING—BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

John D. Oil & Gas Company
By:
Richard M. Osborne, CEO

By:
Greg Osborne, President

By:
C. Jean Mihitsch, CFO

8500 Station Street, Suite 345 Mentor, Ohio 44060

WARNING—BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

Richard M Osborne, individually
8500 Station Street, Suite 113 Mentor, Ohio 44060

DISBURSEMENT AUTHORIZATION

DATE:	September 28, 2006

BORROWER:	John D. Oil & Gas Company 8500 Station Street, Suite 345 Mentor, Ohio 44060	Bank:	Charter One Bank, N.A. 1215 Superior Avenue Cleveland, Ohio 44114

BORROWER:	Richard M. Osborne 8500 Station Street, Suite 113 Mentor, Ohio 44060

LOAN:	$5,000,000.00 Revolving Line of Credit (the “Loan”)
The undersigned hereby authorizes and directs the Bank, in its discretion pursuant to the terms of the loan documents (the “Loan Documents”) between the Bank and the undersigned respecting the Loan, to disburse $10,000.00 of the loan proceeds available respecting the Loan as set forth below.

Disbursement	Amount
1. Origination Fee		$10,000.00
2.	$
3.	$
4.	$
Total		$10,000.00
The undersigned represents and warrants to the Bank that there has been no material adverse change in the undersigned’s financial condition since the date of the latest financial statements delivered by the undersigned to the Bank. In addition, the undersigned affirms that the representations and warranties contained in the Loan Documents are true and correct as of the date hereof.
The Bank is not responsible for changes in payoff amounts caused by the actual date of funding. The balance of the loan proceeds of $4,990,000.00 shall be held by the Bank pending further instruction from the undersigned pursuant to the terms of the Loan Documents.
By your signature below, you agree to the terms and acknowledge receipt of a copy of this Disbursement Authorization.

John D. Oil & Gas Company
By:
Richard M. Osborne, CEO

By:
Greg Osborne, President

By:
C. Jean Mihitsch, CFO

Richard M. Osborne, individually

ERROR AND OMISSIONS/COMPLIANCE AGREEMENT
     The undersigned borrower(s) for and in consideration of the above-referenced Lender funding the closing of this loan agrees, if requested by Lender or Closing Agent for Lender, to fully cooperate and adjust for clerical errors in any or all loan closing documentation if deemed necessary or desirable in the reasonable discretion of Lender to enable Lender to sell, convey, seek, guaranty or market said loan to any entity.
     The undersigned Borrower(s) agree(s) to comply with all above noted requests by the above-referenced Lender within 30 days from date of mailing of said requests. Borrower(s) agree(s) to assume all costs including, by way of illustration and not limitation, actual expenses, legal fees and marketing losses for failing to comply with correction requests in the above noted time period.
     The undersigned Borrower(s) do hereby so agree and covenant in order to assure that this loan documentation executed this date will conform and be acceptable in the marketplace in the instance of transfer, sale or conveyance by Lender of its interest in and to said loan documentation, and to assure marketable title in the said Borrower(s).
Date is effective this 28th day of September, 2006.

Borrower: John D. Oil & Gas Company
By:
Richard M. Osborne, CEO

By:
Greg Osborne, President

By:
C. Jean Mihitsch, CFO

Borrower: Richard M. Osborne
By:
Richard M. Osborne